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                       SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 13, 2002

                       Peoples Ohio Financial Corporation
                       ----------------------------------
             (Exact name of registrant as specified in its charter)



          Ohio                 0-49619                    31-1795575
------------------------ --------------------- --------------------------------
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)


                    635 South Market Street, Troy, Ohio 45373
                    -----------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code: (937) 339-5000



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                                    FORM 8-K

Item 5.      Other Events.
------       ------------

             The following was contained in a press release issued by Peoples Ohio Financial Corporation on May 13, 2002:

Monday, May 13, 2002


NEWS RELEASE                                        For Further Information
------------
For Immediate Release                               Contact: Linda Daniel
                                                             VP Mktg./Adm.
                                                             (937) 339-5000



              PEOPLES REPORTS ANOTHER RECORD QUARTER FOR LOCAL BANK

Peoples Ohio Financial Corporation, holding company for Peoples Savings Bank (Troy-Piqua-Clayton), announces a record third quarter/fiscal 2002, ended March 31, 2002.

In reporting the results, President/CEO Ron Scott said that the third quarter/fiscal 2002 was now the best quarter ever recorded for the 112-year old local bank. Previously, the last reported quarter (Dec. 31, 2001) was the best recorded.

The third quarter/2002 earnings were $729,480 or $.09 per diluted share compared to $607,133 or $.08 per diluted share for the same period last year. This brings earnings year-to-date to $2,018,380 or $.26 per diluted share, which compares to $1,813,438 or $.23 per diluted share the same period last year.

Earnings for the third quarter/fiscal 2002 were up 20.15% over same period last fiscal year, according to Scott. He said, with earnings for the fiscal year-to-date up 11.30% overall, Peoples is on track to having the best earnings year ever for the local financial institution. At the same time, he emphasized the bank is putting money back into the organization and that many product/service areas within the bank are being upgraded and improved for customers.

"The exceptionally strong earnings performance of Peoples underscores our board and management strengths and our ability to grow and improve the bank while creating value for customers and shareholders", said Scott.




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He pointed out that return on assets (ROA) for the third quarter/fiscal 2002 was 1.34% while return on equity (ROE) was 12.58%, both of which are key ratios that rank Peoples well among its peers.

Scott believes that Peoples is well-positioned for continued success. With banking centers including the newest in Clayton doing well and with the opportunities provided by the holding company (approved overwhelmingly by shareholders in late 2001), Scott sees enhanced service growth and continued strong earnings potential for Peoples Savings Bank in the future.








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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       PEOPLES OHIO FINANCIAL CORPORATION



                                       By: /s/ Ronald B. Scott
                                           ------------------------------------
                                           Ronald B. Scott
                                           President



Date: May 13, 2002